UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

SALISBURY BANCORP, INC..
(Exact name of registrant as specified in charter)

Connecticut	000-24751	06-1514263
.(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039-1868
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:  (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[ ]	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 8.  Other Events

Item 8.01.  Other Events.

On November 2, 2011, Salisbury Bancorp, Inc. (the “Company”) entered into an agreement with the United States Department of the Treasury (the “Treasury”) pursuant to which the Company repurchased from the Treasury a warrant to purchase 57,671 shares of the Company’s Common Stock at a purchase price of $22.93 per share (the “Warrant”).

The Company issued the Warrant to the Treasury on March 13, 2009 as part of the Company’s participation in the Capital Purchase Program (the “CPP”) of the Emergency Economic Stabilization Act of 2008.  The shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued to the Treasury under the CPP were repurchased from the Treasury on August 25, 2011.

The Warrant was repurchased for $205,000.  Simultaneously with the repurchase of the Warrant, the Company cancelled the Warrant.

On November 2, 2011, the Company issued a press release related to the repurchase and cancellation of the Warrant.  A copy of such press release is attached hereto as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1.  Press release dated November 2, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: November 2, 2011	SALISBURY BANCORP, INC.

	By:	/s/ B. Ian McMahon
B. Ian McMahon
Chief Financial Officer